Report of Independent
Registered Public Accounting
 Firm

To the Shareholders and Board
 of Directors of
Korea Equity Fund Inc.

In planning and performing
our audit of the financial
statements of Korea Equity
Fund Inc the Company as
of and for the year ended
October 31 2008 in
accordance with the
standards of the Public
Company Accounting
Oversight Board (United
States) we considered the
Companys internal control
over financial reporting,
including controls over
safeguarding securities as
a basis for designing our
auditing procedures for the
purpose of expressing our
opinion on the financial
statements and to comply
with the requirements of
Form NSAR but not for the
purpose of expressing an
opinion on the
effectiveness of the
Companys internal control
over financial reporting.
Accordingly we express no
such opinion.

The management of the
Company is responsible for
establishing and
maintaining effective
internal control over
financial reporting. In
fulfilling this responsibility
estimates and judgments
by management are
required to assess the
expected benefits and
related costs of controls. A
companys internal control
over financial reporting is a
process designed to
provide reasonable
assurance regarding the
reliability of financial
reporting and the
preparation of financial
statements for external
purposes in accordance
with generally accepted
accounting principles. A
companys internal control
over financial reporting
includes those policies and
procedures that 1 pertain
to the maintenance of
records that in reasonable
detail accurately and fairly
reflect the transactions and
dispositions of the assets
of the company 2 provide
reasonable assurance that
transactions are recorded
as necessary to permit
preparation of financial
statements in accordance
with generally accepted
accounting principles and
that receipts and
expenditures of the
company are being made
only in accordance with
authorizations of
management and directors
of the company and 3
provide reasonable
assurance regarding
prevention or timely
detection of unauthorized
acquisition use or
disposition of a companys
assets that could have a
material effect on the
financial statements.

Because of its inherent
limitations internal control
over financial reporting
may not prevent or detect
misstatements. Also
projections of any
evaluation of effectiveness
to future periods are
subject to the risk that
controls may become
inadequate because of
changes in conditions or
that the degree of
compliance with the
policies or procedures may
deteriorate.

A deficiency in internal
control over financial
reporting exists when the
design or operation of a
control does not allow
management or employees
in the normal course of
performing their assigned
functions to prevent or
detect misstatements on a
timely basis. A material
weakness is a deficiency
or a combination of
deficiencies in internal
control over financial
reporting  such that there is
a reasonable possibility
that a material
misstatement of the
companys annual or
interim financial
statements will not be
prevented or detected on a
timely basis.

Our consideration of the
Companys internal control
over financial reporting was
for the limited purpose
described in the first
paragraph and would not
necessarily disclose all
deficiencies in internal
control that might be
material weaknesses under
standards established by
the Public Company
Accounting Oversight
Board United States.
However we noted no
deficiencies in the
Companys internal control
over financial reporting and
its operation including
controls for safeguarding
securities that we consider
to be a material weakness
as defined above as of
October 31 2008.

This report is intended
solely for the information
and use of management
and the Board of Directors
of Korea Equity Fund Inc.
and the Securities and
Exchange Commission and
is not intended to be and
should not be used by
anyone other than these
specified parties.

ERNST and YOUNG LLP

New York New York
December 22 2008